Exhibit 10.10b

SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Second Amendment") is made as of the 29th day of December, 2006 (the "Second Amendment Date"), by and between VMS NATIONAL PROPERTIES JOINT VENTURE, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller"), and FINANCIAL EQUITY ASSOCIATES, LTD., an Illinois corporation , having a principal address at 3330 Dundee Rd., Ste. S-3, Northbrook, IL 60062 ("Purchaser").

RECITALS:

WHEREAS, Seller and Purchaser are parties to a Purchase and Sale Contract dated as of December 12, 2006, as amended by that certain First Amendment to Purchase and Sale Contract dated as of December 27, 2006 (the "Contract"), for the real property identified therein;

WHEREAS, Purchaser and Seller desire to amend the Contract on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

AGREEMENT:

1.

Extension of Feasibility Period.  The Feasibility Period as set forth in Section 3.1 of the Contract is hereby extended to January 4, 2007.

2.

Miscellaneous.  The following provisions shall apply with respect to this Second Amendment:

(a)

Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)

Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

(c)

In the event of any conflict between the Contract and this Second Amendment, the terms and conditions of this Second Amendment shall control.

(d)

This Second Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

SECOND AMENDMENT TO CONTRACT

CHAPELLE LE GRANDE APARTMENTS

8358\973\1023360.1

[signature page follows]

SECOND AMENDMENT TO CONTRACT

CHAPELLE LE GRANDE APARTMENTS

8358\973\1023360.1

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Second Amendment Date.

SELLER:

VMS NATIONAL PROPERTIES JOINT VENTURE

By:

VMS NATIONAL RESIDENTIAL

PORTFOLIO I

By:

MAERIL, INC.,

its Managing General Partner

By: /s/Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title: Vice President

and

By:

VMS NATIONAL RESIDENTIAL

PORTFOLIO II

By:

MAERIL, INC.,

its Managing General Partner

By: /s/Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title: Vice President

PURCHASER:

FINANCIAL EQUITY ASSOCIATES, LTD.,

an Illinois corporation

By:

/s/John H. Cox

Name:

John H. Cox

Title:

President

SIGNATURE PAGES

SECOND AMENDMENT TO CONTRACT

CHAPELLE LE GRANDE APARTMENTS

8358\973\1023360.1